Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

Omnicom Group Inc.
(Exact name of registrant as specified in its charter)

New York	13-1514814
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

437 Madison Avenue
New York, NY 10022
(212) 415-3600
(Address of registrant’s principal executive offices)

Omnicom Group Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of Plan)

Copy to: Michael J. O’Brien, Esq. Senior Vice President, General Counsel and Secretary Omnicom Group Inc. 437 Madison Avenue New York, NY 10022 (212) 415-3600	Copy to: Joel H. Trotter, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock,	10,000,000 shares	$30.56	$305,600,000	$17,052.48
$0.15 par value

(1)	The registration statement registers the issuance of 10,000,000 shares of common stock, which are issuable under the Omnicom Group Inc. Amended and Restated Employee Stock Purchase Plan, and adjustments to shares to account for any changes in capitalization such as, a stock split, stock dividend, or similar transaction involving the registrant’s common stock, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 28, 2009, within five business days prior to filing.

EXPLANATORY NOTE

     On August 3, 1999, Omnicom Group Inc., a New York corporation (the “Company”) registered 3,000,000 shares of its common stock, par value $0.15 per share, (“Common Stock”), to be offered or sold to participants under the Omnicom Group Inc. Amended and Restated Employee Stock Purchase Plan, as amended from time to time (the “Plan”) pursuant to the Registration Statement on Form S-8 (File No. 333-84349), the contents of which are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. The number of registered shares of Common Stock under the Plan was increased to 6,000,000 to reflect a two-for-one stock split effected in the form of a 100% stock dividend distributed on June 25, 2007. The Amendment to the Plan, as approved by the Company’s shareholders on May 19, 2009, amended the Plan to increase the number of shares available for issuance under the Plan by 10,000,000 shares of Common Stock. This Registration Statement is being filed in order to register such additional 10,000,000 shares of Common Stock which may be offered or sold to participants under the Plan. The Plan is filed herewith as Exhibit 10.1 to this Registration Statement.

PART I

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

  The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009, including all material incorporated by reference therein;

  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on April 29, 2009, including all material incorporated by reference therein;

  The Company’s Current Reports on Form 8-K filed on January 23, 2009, February 10, 2009, February 27, 2009, and April 27, 2009, including all material incorporated by reference therein;

  The Company’s definitive Proxy Statement on Schedule 14A filed on April 8, 2009, including all material incorporated by reference therein; and

  The description of the Company’s Common Stock contained in the Registration Statement on Form S- 3 filed with the Commission on March 18, 2009, including any subsequently filed amendments and reports updating such description.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required to be filed with this registration.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Not required to be filed with this registration.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit	Description

4.1	Restated Certificate of Incorporation of the Company, as amended effective May 20, 2003 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed on August 8, 2003, and incorporated herein by reference).

4.2	By-laws of the Company, as amended May 20, 2003 (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed on August 8, 2003, and incorporated herein by reference).

5.1	Opinion of Counsel (filed herewith).

10.1	Omnicom Group Inc. Amended and Restated Employee Stock Purchase Plan (filed herewith).

23.1	Consent of Independent Registered Accounting Firm (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of May, 2009.

OMNICOM GROUP INC.

By:	/s/ John D. Wren

John D. Wren
Chief Executive Officer and President and Director

POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints John D. Wren and Michael J. O’Brien, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Crawford	Chairman and Director	May 29, 2009

Bruce Crawford

/s/ John D. Wren	Chief Executive Officer and President and	May 29, 2009
Director (Principal Executive Officer)
John D. Wren

/s/ Randall J. Weisenburger	Executive Vice President and Chief Financial	May 29, 2009
Officer (Principal Financial Officer)
Randall J. Weisenburger

/s/ Philip J. Angelastro	Senior Vice President Finance and Controller	May 29, 2009
(Principal Accounting Officer)
Philip J. Angelastro

/s/ Alan R. Batkin	Director	May 29, 2009

Alan R. Batkin

/s/ Robert Charles Clark	Director	May 29, 2009

Robert Charles Clark

/s/ Leonard S. Coleman, Jr.	Director	May 29, 2009

Leonard S. Coleman, Jr.

/s/ Errol M. Cook	Director	May 29, 2009

Errol M. Cook

/s/ Susan S. Denison	Director	May 29, 2009

Susan S. Denison

/s/ Michael A. Henning	Director	May 29, 2009

Michael A. Henning

/s/ John R. Murphy	Director	May 29, 2009

John R. Murphy

/s/ John R. Purcell	Director	May 29, 2009

John R. Purcell

/s/ Linda Johnson Rice	Director	May 29, 2009

Linda Johnson Rice

/s/ Gary L. Roubos	Director	May 29, 2009

Gary L. Roubos

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Certificate of Incorporation of the Company, as amended effective May 20, 2003 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed on August 8, 2003, and incorporated herein by reference).

4.2	By-laws of the Company, as amended May 20, 2003 (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed on August 8, 2003, and incorporated herein by reference).

5.1	Opinion of Counsel (filed herewith).

10.1	Omnicom Group Inc. Amended and Restated Employee Stock Purchase Plan (filed herewith).

23.1	Consent of Independent Registered Accounting Firm (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).